UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2015

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 18, SOHU.com Media Plaza

Block 3, No. 2 Kexueyuan South Road, Haidian District

Beijing 100190

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 17, 2015, (i) Beijing Gamease Age Digital Technology Co., Ltd., a People’s Republic of China (“PRC”) company that is a variable interest entity of the registrant’s indirect majority-owned subsidiary Changyou.com Limited, a Cayman Islands company (“Changyou”), completed the sale to Shanghai Yong Chong Investment Center LP, a PRC limited partnership, of all of the equity interests in Shenzhen 7Road Technology Co., Ltd., a PRC company primarily engaged in the Web game business, and (ii) Changyou.com (HK) Limited, a Hong Kong company that is a wholly-owned subsidiary of Changyou, completed the sale to Supermax Holdings Group Limited, a British Virgin Islands company, of all of the equity capital of Changyou My Sdn. Bhd, a Malaysia company, and Changyou.com (UK) Company Limited, a United Kingdom company, which are engaged in the online game business in Malaysia and the United Kingdom, respectively. The aggregate consideration for these transactions was $205,000,000 in cash.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

An unaudited pro forma condensed consolidated balance sheet of the registrant as of June 30, 2015 giving effect to the transactions reported under Item 2.01 above as if they had occurred as of that date, and unaudited pro forma condensed consolidated statements of operations of the registrant for the year ended December 31, 2014 and for the six months ended June 30, 2015 giving effect to the transactions reported under Item 2.01 above as if they had occurred on January 1, 2014, are attached to this report as Exhibit 99.1.

(d)	Exhibits.

99.1 Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:	August 21, 2015	SOHU.COM INC.

		By:	/s/ Carol Yu
Carol Yu
President and Chief Financial Officer

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